UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2022

RENOVORX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4546 El Camino Real, Suite B1 Los Altos, CA	94022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 284-4433

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RNXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2022, Christopher J. Lehman notified RenovoRx, Inc. (the “Company”) of his decision to resign as Chief Financial Officer, effective July 15, 2022. The Company’s Board of Directors has appointed Mr. James Ahlers, age 58, as Chief Financial Officer, Secretary and Treasurer, as of July 15, 2022. In connection with his appointment, Mr. Ahlers will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Ahlers is an employee of Danforth Advisors, LLC (“Danforth”), a firm that provides strategic, financial and corporate operations and strategy services and has been employed by Danforth since December 2021. In this capacity, Mr. Ahlers provides chief financial officer advisory services to public and privately held companies. From March 2002 to November 2019, Mr. Ahlers served as the Chief Financial Officer of Intarcia Therapeutics, Inc. Prior to Intarcia, Mr. Ahlers was the Director of Finance & Operations, and Principal Financial and Accounting Officer of Ansan Pharmaceuticals, Inc. and Director of Finance & Administration at Titan Pharmaceuticals, Inc. Mr. Ahlers holds a B.S. in accounting from the University of San Francisco.

On April 25, 2022, the Company entered into a consulting agreement (the “Consulting Agreement”) with Danforth, pursuant to which Mr. Ahlers has been providing consulting services to the Company. Under the terms of the Consulting Agreement, the Company pays Danforth an hourly rate of $450 for Mr. Ahlers’ services and reimburses Danforth for reasonable out-of-pocket expenses incurred by Mr. Ahlers. The Consulting Agreement may be terminated by the Company or Danforth with cause, upon 30 days’ written notice, and without cause, upon 60 days’ written notice. The foregoing description of the Consulting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. Mr. Ahlers will enter into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 2021.

The selection of Mr. Ahlers to serve as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person.

There are no family relationships between Mr. Ahlers and any director or executive officer of the Company, and there are no transactions between Mr. Ahlers and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

On July 19, 2022, the Company issued a press release announcing the resignation of Mr. Lehman, and the appointment of Mr. Ahlers as Chief Financial Officer effective July 15, 2022. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement by and between RenovoRx, Inc. and Danforth Advisors, LLC, dated April 25, 2022
99.1	Press Release of RenovoRx, Inc., dated July 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVORX, INC.
Date: July 19, 2022

	By:	/s/ Shaun R. Bagai
	Name:	Shaun R. Bagai
	Title:	Chief Executive Officer

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